Exhibit 10.4

Marathon Oil Company

Deferred Compensation Plan

(Amended and Restated as of January 1, 2006)

Second Amendment

Effective October 1, 2006

WHEREAS, effective January 1, 2006 Marathon Oil Company (the “Company”) adopted an amendment and restated version of the Marathon Oil Company Deferred Compensation Plan (the “Plan”), and

WHEREAS, pursuant to Article I of the Plan, any Marathon Oil Corporation Officer in Compensation Grade 19 and above is eligible to participate in this Marathon Oil Company Deferred Compensation Plan.

WHEREAS, pursuant to Article IV of the Plan, coverage for new hires eligible for the Plan, who, except for the provisions governing the Thrift Plan’s “waiting period,” would otherwise be eligible to participate in the Thrift Plan are eligible to receive a Deferred Compensation Plan accrual equal to 6 percent of gross pay (as defined in the Thrift Plan) during the Thrift Plan’s waiting period.

NOW, THEREFORE, Marathon Oil Company, having established the Plan and having reserved the right to amend the Plan in Article X thereof, does hereby amend the Plan as follows:

1.	Effective October 1, 2006, Article I, Section 1.8, is amended and restated as follows:

“Eligible Employee” means a Marathon Oil Corporation Officer in Grade 19 and above and, if recommended by the Vice President of Human Resources of Marathon Oil Corporation and approved by the President of Marathon Oil Corporation, any Grade 19 and above employee of the Marathon Oil Corporation Controlled Group, excluding Speedway SuperAmerica or its subsidiaries, provided the “eligible employee” has Compensation equal to or greater than the amount that is provided in Code Section 414(q)(1)(B), as adjusted annually pursuant to the last paragraph of Code Section 414(q)(1).”

2.	Effective January 1, 2006, the first sentence of the first paragraph of Article IV is amended and restated as follows:

“During each year that an employee is eligible to participate in the MOC-DCP, any Thrift Plan Company match that would otherwise accrue under the terms of the Marathon Oil Company Excess Benefit Plan or Marathon Petroleum Company LLC Excess Benefit Plan, as applicable, shall be allocated to the MOC-DCP.”

3.	Effective October 1, 2006, the first paragraph of Article IV is amended and restated as follows:

“During each year that an employee is eligible to participate in the MOC-DCP, any Thrift Plan Company match that would otherwise accrue under the terms of the Marathon Oil Company Excess Benefit Plan or Marathon Petroleum Company LLC Excess Benefit Plan, as applicable, shall be allocated to the MOC-DCP. Effective for eligible pay received on or after October 1, 2006, the Company will match each Participant’s elective deferrals to the MOC-DCP on a pay-period basis at the rate of the maximum potential Company match under the Thrift Plan.”

4.	Effective October 1, 2006, the second paragraph of Article IV is amended and restated as follows:

“New hires who are eligible for this Plan and who, except for the provisions governing the Thrift Plan’s “waiting period,” would otherwise be eligible to participate in the Thrift Plan shall receive a Deferred Compensation Plan accrual equal to the maximum potential Company match under the Thrift Plan multiplied by the Participant’s gross pay (as defined in the Thrift Plan but disregarding any limitations on eligible compensation as may be imposed by the Internal Revenue Code) during the Thrift Plan’s waiting period. This accrual is subject to the terms and conditions of this Plan and shall cease to the extent that upon the first date of participation eligibility in the Thrift Plan the employee is eligible under the law for the Thrift Plan Company matching contributions.”

By:      /s/ Jerry Howard
Jerry Howard
Senior Vice President Corporate Affairs

Marathon Oil Corporation

STATE OF TEXAS	)
) ss.
COUNTY OF HARRIS	)

On this      5th     day of October, 2006, before me, a notary public within and for the State of Texas, personally appeared Jerry Howard, to me personally known, who being by my first duly sworn, did depose and say that he is the Senior Vice President Corporate Affairs of Marathon Oil Corporation and has executed the foregoing instrument on behalf of Marathon Oil Corporation by authority of its Board of Directors.

Pamela Joyce Metoyer

Notary Public, State of Texas

(Notary Seal)